Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-33999 and No. 333-148096  on
Forms S-8 of Tyco International Ltd. of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of the Tyco International (US) Inc. Retirement Savings and Investment Plan III for the year ended December 31, 2007.

Oak Brook, Illinois	/s/ CROWE CHIZEK AND COMPANY LLC
June 30, 2008